UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2012

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34216	75-0991164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Toreador Holding SAS 5 rue Scribe Paris, France		75009
(Address of principal executive offices)		(Zip Code)

+33 1 47 03 34 24

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on February 21, 2012 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger and Contribution, dated as of August 9, 2011, as amended (the “Merger Agreement”), by and among Toreador Resources Corporation (“Toreador”), ZaZa Energy, LLC (“ZaZa”), ZaZa Energy Corporation (“New ZaZa”) and Thor Merger Sub Corporation (“Merger Sub”). Pursuant to the Merger Agreement and that certain Contribution Agreement, dated as of August 9, 2011, as amended (the “Contribution Agreement”), by and among New ZaZa and the former holders of limited liability company interests in ZaZa (the “ZaZa Members”), (i) Merger Sub merged with and into Toreador (the “Merger”), with Toreador continuing as the surviving entity, (ii) the ZaZa Members contributed 100% of such interests to New ZaZa (the “Contribution”) and (iii) the holders of profits interests in ZaZa (“Profits Interests Holders”) contributed 100% of such interests to New ZaZa (the “Profits Interests Contribution,” and together with the Contribution and the Merger, the “Transactions”). At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.15625 per share (“Toreador Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive one share of common stock, par value $0.01 per share, of New ZaZa (“New ZaZa Common Stock”). Upon the consummation of the Transactions, Toreador and ZaZa became wholly-owned subsidiaries of New ZaZa.

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2012, Toreador entered into a Note Purchase Agreement with Zazove Associates, LLC, the authorized agent for certain holders of outstanding 8.00%/7.00% Convertible Senior Notes due 2025 (the “Notes”), and with the other holder of the Notes pursuant to which Toreador agreed to repurchase all of the outstanding Notes, with an aggregate principal amount of $31,600,000, plus accrued interest, in connection with the closing of the Transaction, for an aggregate purchase price equal to the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes. Toreador consummated the repurchase of all of its outstanding Notes on the Closing Date pursuant to the Note Repurchase Agreements for a purchase price of $31,600,000, plus accrued interest.

On February 21, 2012, New ZaZa entered into a securities purchase agreement (the “Purchase Agreement”) with purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (collectively, the “Purchasers”) pursuant to which New ZaZa agreed to issue senior secured notes (the “Secured Notes”) in the aggregate principal amount of $100,000,000 and warrants (the “Warrants”) to purchase 26,315,789 shares of New ZaZa Common Stock at an exercise price of $3.15 per share, in a private placement (the “Private Placement”) in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Secured Notes and the Warrants were issued pursuant to a financing transaction entered into in connection with the Combination necessary to satisfy the minimum cash condition contained in the Merger Agreement. The proceeds of the Private Placement will be used for the (i) repayment of the outstanding convertible notes of Toreador described above, (ii) payment of fees and expenses incurred in connection with the Combination and (iii) general working capital purposes. The Private Placement was consummated on February 21, 2012.

The Secured Notes will mature February 21, 2017. Subject to certain adjustments set forth in the Purchase Agreement, interest on the Secured Notes shall accrue at 8% per annum, payable quarterly in cash. With respect to overdue interest payments or during periods in which an event of default under the Purchase

Agreement has occurred and is continuing, the annual rate of interest will increase to the greater of 3% per annum in excess of the non-default interest rate and 8% over the yield to maturity for 10-Year United States treasury securities. In addition, the annual interest rate payable on the Notes will increase by 0.5% per annum, beginning 181 days after the date of the Purchase Agreement, if a shelf registration statement with respect to the shares of New ZaZa Common Stock that are issuable upon exercise of the Warrants has not been filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and declared effective by the SEC, and ending on the date such shelf registration statement is declared effective by the SEC, as well as for certain periods thereafter if the shelf registration statement is no longer effective or otherwise becomes unavailable to holders of the Warrants.

The Secured Notes will be guaranteed by the domestic subsidiaries of New ZaZa, including Toreador, and will be secured by a first-priority lien on substantially all of the assets of New ZaZa and its domestic subsidiaries, including Toreador. The guarantees of the Secured Notes are provided though a Guaranty Agreement, dated February 21, 2012 (the “Guaranty Agreement”), executed by each of the Company’s domestic subsidiaries, including Toreador, in favor of the holders of the Secured Notes. The Company granted the liens pursuant to a Security Agreement, dated as of February 21, 2012 (the “Security Agreement”), by and among New ZaZa, its domestic subsidiaries, including Toreador, and U.S. Bank National Association, as collateral agent (“U.S. Bank”). U.S. Bank is acting as collateral agent pursuant to a Collateral Agency Agreement, dated as of February 21, 2012 (the “Collateral Agency Agreement”), among U.S. Bank, the Purchasers and the domestic subsidiaries of New ZaZa, including Toreador. The Secured Notes will rank senior to all of the other debt and obligations of New ZaZa and its subsidiaries. In addition, New ZaZa is permitted to have up to $50 million in additional reserves-based secured lending (including, but not limited to, pre-paid swaps); such borrowings may be secured by liens that come ahead of the liens securing the Secured Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with New ZaZa’s entry into the Purchase Agreement, on February 21, 2012, New ZaZa issued the Secured Notes and Warrants to the Purchasers in consideration for $100,000,000. In addition, as contemplated by the Merger Agreement, New ZaZa issued subordinated notes to the ZaZa Members as partial consideration due to the ZaZa Members for the Combination and to the ZaZa Principals (as defined in Item 5.01) in respect of certain unpaid compensation amounts owed to the ZaZa Principals. Toreador will guarantee such Secured Notes, as described more fully in Item 1.01 and is incorporated into this Item 2.03 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, Toreador notified The NASDAQ Global Market (“NASDAQ”) that, at the Effective Time, each share of Toreador Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and extinguished and converted into the right to receive one share of New ZaZa Common Stock. At the close of business on February 21, 2012, the Toreador Common Stock ceased trading on NASDAQ. Also on February 21, 2012, at Toreador’s request, NASDAQ filed with the SEC, a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Act of 1934 (the “Exchange Act”), or Form 25, to delist the Toreador Common Stock from NASDAQ and deregister the Toreador Common Stock under Section 12(b) of the Exchange Act. Toreador expects to file with the SEC a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, or Form 15, whereupon Toreador’s reporting obligations under Sections 13 and 15 of the Exchange Act will be suspended.

Item 3.02. Unregistered Sales of Equity Securities.

On the Closing Date, in connection with the Merger, Toreador issued 100 shares of common stock, par value $0.01 per share (“Surviving Toreador Common Stock”) to New ZaZa, representing all of the outstanding shares of Surviving Toreador Common Stock following the consummation of the Merger.

The shares of Surviving Toreador Common Stock were issued in reliance of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder. The shares of Surviving Toreador Common Stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the SEC or an applicable exemption from the registration requirements.

Item 3.03. Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the Merger, Toreador’s certificate of incorporation was amended so that Toreador’s certificate of incorporation is in the form attached hereto as Exhibit 3.1.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, each share of Toreador Common Stock issued and outstanding immediately prior to the Effective Time of the Transactions was converted into the right to receive one share of New ZaZa Common Stock. In the Merger, the former stockholders of Toreador will receive, in the aggregate, 25,325,617 shares of New ZaZa Common Stock, representing 25% of the shares of New ZaZa Common Stock outstanding immediately after the consummation of the Transactions (but without giving effect to the shares of New ZaZa Common Stock issuable upon exercise of the Warrants).

Simultaneously with the consummation of the Merger, the ZaZa Members contributed all of the limited liability company interests in ZaZa to New ZaZa in exchange for (i) 75,976,851 shares of New ZaZa Common Stock representing 75% of the outstanding shares of New ZaZa Common Stock immediately after the consummation of the Transactions and (ii) subordinated notes of New ZaZa with an aggregate principal amount of $38.25 million principal, which equals an aggregate amount of $50 million reduced by the amount of certain pre-closing distributions made to the ZaZa Members and reduced by amounts that were paid by New ZaZa in exchange for the Profits Interests Contribution. In addition, as required under the terms of the Merger Agreement and the Contribution Agreement, New ZaZa issued subordinated notes in respect of unpaid compensation in the aggregate amount of $9.08 million to Todd Alan Brooks, Gaston L. Kearby and John E. Hearn Jr. (together, the “ZaZa Principals”) for back salary, bonuses, incentive compensation or other compensation payable to them by ZaZa in connection with or in respect of periods prior to the consummation of the Combination. While the Merger Agreement and Contribution Agreement contemplated that such compensation notes would be secured and mature in four years, the ZaZa Members and the ZaZa Principals accepted unsecured notes that matured six months after the maturity date of the Secured Notes.

On the Closing Date, immediately after the consummation of the Merger and Contribution, the holders of profits interests in ZaZa contributed all of the outstanding profits interests in ZaZa to New ZaZa in exchange for $4.8 million in cash.

On the Closing Date, upon the consummation of the Transactions pursuant to the Merger Agreement, Toreador and ZaZa became wholly-owned subsidiaries of New ZaZa.

A description of the terms of the Transactions is included in the definitive proxy statement filed by Toreador with the Securities and Exchange Commission on January 12, 2012 (the “Proxy Statement”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in each subsection of this Item 5.02 will be deemed to be disclosed in and incorporated by reference into another subsection of this Item 5.02 where such information would be relevant and required by such subsection in accordance with Form 8-K.

(b)	Resignations of Certain Officers and Directors

On the Closing Date, at the Effective Time and pursuant to the Merger Agreement, the Chief Executive Officer and the Chief Financial Officer of Toreador ceased to serve in their respective positions. On the Closing Date, at the Effective Time and pursuant to the Merger Agreement, all of the directors of Toreador resigned as members of the Board of Directors, which resignations were not the result of any disagreements with Toreador relating to Toreador’s operations, policies or practices.

(c)	Appointments of Certain Officers

Effective as of the Closing Date, Mr. Tony Vermeire became the President and Treasurer of Toreador and Mr. Charles Campise became the Vice President and Assistant Treasurer of Toreador. Mr. Vermeire was previously Group Commercial Director of Toreador. Mr. Campise was previously the Interim Chief Financial Officer of New ZaZa and, effective as of the Closing Date, Mr. Campise will be the Chief Financial Officer of New ZaZa.

(d)	Appointment of Directors

Effective as of the Closing Date, Craig M. McKenzie, a former director, and the former President and Chief Executive Officer of Toreador and Todd Alan Brooks, a manager of ZaZa, were each appointed as the directors of Toreador.

(e)	Compensatory Arrangements of Certain Officers

On the Closing Date, Craig M. McKenzie, the former President and Chief Executive of Toreador, entered into a Waiver of Rights and Claims (the “Waiver”) with reference to that certain Employment Agreement, dated August 24, 2009, between Mr. McKenzie and Toreador (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McKenzie is entitled to terminate his employment with Toreador within one year following the Closing and receive payments and benefits described in the Proxy Statement.

Pursuant to the Waiver, Mr. McKenzie agreed to waive his right to receive such payments and benefits in connection with a termination and also executed a release of all claims against Toreador in exchange for a payment of $2,184,051, which was paid to Mr. McKenzie at Closing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 15, 2012, Toreador held a special meeting (the “Special Meeting”) of Toreador stockholders in connection with the previously announced Merger pursuant to the Merger Agreement. At the meeting, Toreador stockholders present in person or by proxy voted on the matters described below.

1.	Stockholders approved the proposal to approve the Agreement and Plan of Merger and Contribution, dated August 9, 2011, (as amended), by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation, based on the following votes:

Votes For	Votes Against	Votes Abstained
15,411,549	473,171	232,738

2.	Stockholders approved, on a non-binding, advisory basis, the golden parachute compensation that may be payable to Toreador’s named executive officers in connection with the proposed merger, based on the following votes:

Votes For	Votes Against	Votes Abstained
10,243,097	3,858,848	2,015,513

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Toreador Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2012	TOREADOR RESOURCES CORPORATION
	By:	/s/ Tony Vermeire
	Name:	Tony Vermeire
	Title:	President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Toreador Resources Corporation.